As filed with the Securities and Exchange Commission on December 21, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INGREDION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	22-3514823
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5 WESTBROOK CORPORATE CENTER, WESTCHESTER, ILLINOIS	60154
(Address of principal executive offices)	(Zip Code)

INGREDION INCORPORATED STOCK INCENTIVE PLAN

(Full title of the plan)

CHRISTINE M. CASTELLANO

Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

Ingredion Incorporated

5 Westbrook Corporate Center

Westchester, Illinois 60154

(Name and Address of Agent for Service)

(708) 551-2600

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.01 par value	4,300,000 shares(1)	$95.20(2)	$409,360,000.00(2)	$41,222.55

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of the Registrant’s common stock in respect to the securities identified in the above table as a result of any stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act, pursuant to Rule 457(c) and 457(h), based on the average of the high and low share prices of the common stock on December 14, 2015, as reported in the New York Stock Exchange Composite Quotation System.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION.*

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by Ingredion Incorporated (the “Registrant”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a) Annual Report on Form 10-K for the year ended December 31, 2014 filed on February 20, 2015;

(b) Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2015 filed on May 6, 2015, July 31, 2015 and October 30, 2015, respectively;

(c) Current Reports on Form 8-K filed on February 9, 2015 (pursuant to Item 5.02); filed on March 2, 2015 (pursuant to Item 8.01); filed on March 10, 2015 (pursuant to Item 8.01); filed on March 17, 2015 (pursuant to Items 2.03 and 8.01); filed on March 31, 2015 (pursuant to Item 5.02); filed on May 20, 2015 (pursuant to Items 5.02, 5.07 and 8.01); filed on June 29, 2015 (pursuant to Item 5.02); filed on July 8, 2015 (pursuant to Item 8.01); filed on July 14, 2015 (pursuant to Items 1.01 and 2.03); filed on September 14, 2015 (pursuant to Items 2.05 and 2.06); filed on September 21, 2015 (pursuant to Item 5.02); filed on September 25, 2015 (pursuant to Item 5.02); and filed on October 5, 2015 (pursuant to Item 5.02);

(d) The description of the common stock contained in our Registration Statement on Form10/A, dated December 4, 1997, including any subsequent amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents, it being understood that any documents filed by the Registrant with the Commission pursuant to Item 2.02 or 7.01 of Form 8-K shall not be deemed to be incorporated by reference into this Registration Statement. Such documents incorporated by reference, and the documents listed above are hereinafter referred to as “Incorporated Documents”; provided, however, that the documents listed above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the SEC of the Registrant’s Annual Report on Form 10-K covering such year shall cease to be Incorporated Documents or to be incorporated by reference in this Registration Statement from and after the filing of such Annual Report.

Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The Registrant’s Exchange Act file number with the Commission is 001-13397.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

Certain legal matters with respect to the validity of the common stock registered hereby have been passed upon for the Registrant by Christine M. Castellano, Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer of the Registrant. Christine M. Castellano is employed by the Registrant, participates in various employee benefit plans offered by the Registrant and owns or has rights to acquire an aggregate of less than 1% of the Registrant’s common stock.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

Article VII of the Registrant’s By-Laws provides that the Registrant shall indemnify its directors and officers and the directors and officers of its subsidiaries against certain liabilities (including attorneys’ fees related thereto) that may arise as a result of such service to the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists now or may hereafter be amended.

The Registrant is also empowered by Section 102(b)(7) of the General Corporation Law of the State of Delaware to include a provision in its certificate of incorporation to limit under certain circumstances a director’s liability to the Registrant or its stockholders for monetary damages for breaches of fiduciary duty as a director. Article Tenth of the Registrant’s Amended and Restated Certificate of Incorporation, as amended, states that directors of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful dividend payments, stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

The Registrant maintains insurance policies under which the directors and officers of the Registrant are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers which could include liabilities under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Registrant has entered into indemnification agreements with all its officers and directors. These agreements provide such officers and directors with indemnification against certain liabilities (including attorneys’ fees related thereto) that may arise as a result of such service to the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists now or may hereafter be amended.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS.

Exhibit Number	Description

4(a)	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 10, as amended (File No. 1-13397)).

4(b)	Certificate of Elimination of Series A Junior Participating Preferred Stock of Corn Products International, Inc. (incorporated by reference to Exhibit 10.5 to the Registrant’s current report on Form 8-K dated May 19, 2010 and filed May 25, 2010 (File No. 1-13397)).

4(c)	Amendments to Certificate of Incorporation (incorporated by reference to Appendix A to the Registrant’s Proxy Statement for its 2010 Annual Meeting of Stockholders filed on April 9, 2010 (File No. 1–13397)).

4(d)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant’s annual report on Form 10-K for the year ended December 31, 2012 filed on February 28, 2013 (File No. 1–13397)).

4(e)	Amended By-laws of the Registrant (incorporated by reference to the Registrant’s current report on Form 8-K dated December 13, 2013 and filed December 19, 2013 (File No. 1-13397)).

4(f)	Ingredion Incorporated Stock Incentive Plan (incorporated by reference to Appendix B to the Registrant’s Proxy Statement for its 2014 Annual Meeting of Stockholders filed on April 8, 2014 (File No. 1–13397)).

*5	Opinion of Christine M. Castellano

*23.1	Consent of KPMG LLP

23.2	Consent of Christine M. Castellano (included as part of Exhibit 5)

*24	Power of Attorney

*	Filed herewith.

ITEM 9.	UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, Form SF-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remained unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Westchester, State of Illinois, on this 21st day of December 2015.

INGREDION INCORPORATED

/s/ Jack C. Fortnum
Jack C. Fortnum
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated December 21, 2015.

/s/ Ilene S. Gordon	Chairman, President and Chief Executive Officer
Ilene S. Gordon	(Director and principal executive officer)

/s/ Jack C. Fortnum	Executive Vice President and Chief Financial
Jack C. Fortnum	Officer (principal financial officer)

/s/ Matthew R. Galvanoni	Vice President and Controller
Matthew R. Galvanoni	(principal accounting officer)

* Luis Aranguren-Trellez	Director
Luis Aranguren-Trellez

* David B. Fischer	Director
David B. Fischer

* Paul Hanrahan	Director
Paul Hanrahan

* Rhonda L. Jordan	Director
Rhonda L. Jordan

* Gregory B. Kenny	Director
Gregory B. Kenny

* Barbara A. Klein	Director
Barbara A. Klein

* Victoria J. Reich	Director
Victoria J. Reich

* Jorge A. Uribe	Director
Jorge A. Uribe

* Dwayne A. Wilson	Director
Dwayne A. Wilson

*By:	/s/ Christine M. Castellano
Christine M. Castellano
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

4(a)	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form 10, as amended (File No. 1-13397)).

4(b)	Certificate of Elimination of Series A Junior Participating Preferred Stock of Corn Products International, Inc. (incorporated by reference to Exhibit 10.5 to the Registrant’s current report on Form 8-K dated May 19, 2010 and filed May 25, 2010 (File No. 1-13397)).

4(c)	Amendments to Certificate of Incorporation (incorporated by reference to Appendix A to the Registrant’s Proxy Statement for its 2010 Annual Meeting of Stockholders filed on April 9, 2010 (File No. 1–13397)).

4(d)	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.4 to the Registrant’s annual report on Form 10-K for the year ended December 31, 2012 filed on February 28, 2013 (File No. 1–13397)).

4(e)	Amended By-laws of the Registrant (incorporated by reference to the Registrant’s current report on Form 8-K dated December 13, 2013 and filed December 19, 2013 (File No. 1–13397)).

4(f)	Ingredion Incorporated Stock Incentive Plan (incorporated by reference to Appendix B to the Registrant’s Proxy Statement for its 2014 Annual Meeting of Stockholders filed on April 8, 2014 (File No. 1–13397)).

*5	Opinion of Christine M. Castellano

*23.1	Consent of KPMG LLP

23.2	Consent of Christine M. Castellano (included as part of Exhibit 5)

*24	Power of Attorney

*	Filed herewith.